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                                                                   EXHIBIT 10.19

              PER UNIT ADMINISTRATIVE PROCESSING CHARGE AMENDMENT
                                       TO
        MOTOROLA AUTHORIZED TWO-WAY RADIO DEALER AGREEMENT ("AGREEMENT")
                                    BETWEEN
                          MOTOROLA, INC. ("MOTOROLA")
                                      AND
                       BEARCOM OPERATING L.P. ("DEALER")
                          DALLAS, TX ("CITY, STATE")

     Effective Motorola execution date shown below, Dealer and Motorola agree that the following new sections are added to the end of the Agreement:

" AA. Per Unit Administrative Processing Charge

     Among other things, the Agreement provides that Dealer will limit its distribution of the Products purchased under the Agreement to direct sale by Dealer to customers at retail for end use as limited by the terms and conditions of the Agreement, and that Dealer's defined role in Motorola's distribution system is necessary in order to encourage Motorola, Dealer and Motorola's other dealers, distributors and resellers to make the distribution efforts necessary to expand Motorola's distribution of Products and to provide the highest levels of customer satisfaction.

     Dealer and Motorola agree that Motorola shall incur serious damages if Dealer's sale of any Products unit fails to comply with the aforementioned provisions of the Agreement and, further, that the amount of those damages are uncertain and difficult of estimation because such damages include by way of illustration but not limitation, Motorola undertaking a variety of record keeping, administrative and operational activities and the costs and expenses related thereto for each such breach of the Agreement by Dealer.

     In addition to Motorola's other rights and remedies under the Agreement, at law or in equity, to compensate Motorola for such damages, Motorola and Dealer agree that for each such Products unit sale, as stipulated damages and not as a penalty, on a per Products unit involved in the transaction basis, the stipulated sum shall be a Per Unit Administrative Processing Charge which shall consist of the difference between Motorola's Suggested List Price and the Dealer purchase price listed in the then current Dealer Price Book for each Products unit involved in each such non-compliant sale ("Per Unit Administrative Processing Charge"). To assist in the identification of each Dealer Products unit subject to the Per Unit Administrative Processing Charge, Dealer shall give to Motorola full cooperation and access to all of Dealer's books, contracts and records related in any way to Dealer's sale of Products units, and to furnish to Motorola all other information with respect to its affairs, as deemed necessary by Motorola, to identify each such Products unit.

     Motorola shall invoice Dealer for each Per Unit Administrative Processing Charge. Payment for each such invoice shall be due upon Dealer's receipt of invoice. In the event Dealer fails to pay an outstanding Per Unit Administrative Processing Charge invoice within thirty (30) days of the date such payment is due, in addition to Motorola's other rights and remedies under the Agreement, at law or in equity, Motorola may withhold any further processing of any Dealer order for Products until each such payment is made.

BB.  Marketing Report Delinquency Order Hold

     In the event Dealer fails to provide Motorola any marketing report called for by this Agreement and Dealer fails to cure such failure within fifteen (15) days of notice of such failure from Motorola then, in addition to Motorola's other rights and remedies under the Agreement, at law or in equity, Motorola may withhold any further processing of any Dealer order for Products until each such report is provided to Motorola as required by the Agreement."

Except as specifically amended above, the Agreement remains in full force and effect in accordance with its terms and conditions.

MOTOROLA, INC.:                              RESELLER:

                                             PAGE COM GP INC

By: /s/ LEO ZIMINSKY                         By: /s/ JOHN P. WATSON
   ----------------------------------            -----------------------------
Print Name: Leo Ziminsky                     Print Name: John P. Watson
            -------------------------                    ---------------------
Title:  VP, Division General Manager,        Print Title: President
        RPAG - US & Canada                                --------------------
Motorola Execution Date: SEP 20 1996                      General Partner of
                         ------------                     Bearcom Operating LP
                                             Reseller Execution Date:
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